Exhibit T3G

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM T-1

STATEMENT OF ELIGIBILITY UNDER

THE TRUST INDENTURE ACT OF 1939 OF A

CORPORATION DESIGNATED TO ACT AS TRUSTEE

Check if an Application to Determine Eligibility of

a Trustee Pursuant to Section 305(b)(2) ☐

U.S. BANK NATIONAL ASSOCIATION

(Exact name of Trustee as specified in its charter)

31-0841368

I.R.S. Employer Identification No.

800 Nicollet Mall Minneapolis, Minnesota	55402
(Address of principal executive offices)	(Zip Code)

Beverly A. Freeney

U.S. Bank National Association

100 Wall Street, Suite 600

New York, NY  10005

(212) 361-2893

(Name, address and telephone number of agent for service)

MAXCOM TELECOMUNICACIONES, S.A.B. DE C.V.

(Exact name of obligor as specified in its charter)

MAXCOM TELECOMMUNICATIONS, INC.

(Translation of Applicant’s name into English)

SEE TABLE OF ADDITIONAL CO-APPLICANTS

Mexico	Not applicable
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

Guillermo González Camarena No. 2000 Colonia Santa Fe Centro Ciudad Mexico City, Mexico	01376
(Address of Principal Executive Offices)	(Zip Code)

8% Senior Secured Notes Due 2024
Junior Payment-In-Kind Notes

(Title of the Indenture Securities)

ADDITIONAL CO-APPLICANTS

Name	Form of Organization	Jurisdiction
Outsourcing Operadora de Personal, S.A. de C.V.	Corporation	Mexico
TECBTC Estrategias de Promocion, S.A. de C.V.	Corporation	Mexico
Maxcom SF, S.A. de C.V.	Corporation	Mexico
Maxcom TV, S.A. de C.V.	Corporation	Mexico
Maxcom USA, Inc.	Corporation	Delaware
Telereunion, S.A. de C.V.	Corporation	Mexico
Telscape de Mexico, S.A. de C.V.	Corporation	Mexico
Sierra Comunicaciones Globales, S.A. de C.V.	Corporation	Mexico
Sierra USA Communications, Inc.	Corporation	Delaware
Asesores Telcoop, S.A. de C.V.	Corporation	Mexico
Maxcom USA Telecom, Inc.	Corporation	New York

FORM T-1

Item 1.      GENERAL INFORMATION.  Furnish the following information as to the Trustee.

a)                       Name and address of each examining or supervising authority to which it is subject.

Comptroller of the Currency

Washington, D.C.

b)             Whether it is authorized to exercise corporate trust powers.

Yes

Item 2.     AFFILIATIONS WITH OBLIGOR.  If the obligor is an affiliate of the Trustee, describe each such affiliation.

None

Item 3.         Not applicable.

Item 4.         Trusteeships under other indentures.

If the trustee is a trustee under another indenture under which any other securities, or certificates of interest or participation in any other securities, of the obligor are outstanding, furnish the following information:

(a)                                 Title of the securities outstanding under each such other indenture.

The Trustee, U.S. Bank National Association, is the trustee under the Indenture, dated as of October 11, 2013, by the obligor, pursuant to which Step-Up Senior Secured Notes Due 2020 (the “Old Notes”) were issued.

(b)                                 A brief statement of the facts relied upon as a basis for the claim that no conflicting interest within the meaning of Section 310(b)(1) of the Act arises as a result of the trusteeship under any such other indenture, including a statement as to how the indenture securities will rank as compared with the securities issued under such other indenture.

The obligor intends to issue two series of notes, the 8% Senior Secured Notes Due 2024 and the Junior Payment-In-Kind Notes (the “New Notes”), as two new series of notes under two new indentures in exchange for the Old Notes.  The Old Notes will no longer be outstanding upon consummation of the transaction.

Items 5-12.                                  Not applicable.

Item 13.  Defaults by the Obligor.

(a)                                 Not applicable.

(b)                                 If the trustee is a trustee under another indenture under which any other securities, or certificates of interest or participation in any other securities, of the obligor are outstanding, or is trustee for more than one outstanding series of securities under the indenture, state whether there has been a default under any such indenture or series, identify the indenture or series affected, and explain the nature of any such default.

The obligor is currently in default with respect to the payment of interest of the Old Notes now outstanding under the Existing Indenture that was due and payable on June 15, 2019.

Items 14-15.                           Not applicable.

Item 16.     LIST OF EXHIBITS:  List below all exhibits filed as a part of this statement of eligibility and qualification.

1.        A copy of the Articles of Association of the Trustee.*

2.        A copy of the certificate of authority of the Trustee to commence business.***

3.                        A copy of the certificate of authority of the Trustee to exercise corporate trust powers.***

4.                        A copy of the existing bylaws of the Trustee.**

5.                        A copy of each Indenture referred to in Item 4.  Not applicable.

6.                        The consent of the Trustee required by Section 321(b) of the Trust Indenture Act of 1939, attached as Exhibit 6.

7.                        Report of Condition of the Trustee as of June 30, 2019 published pursuant to law or the requirements of its supervising or examining authority, attached as Exhibit 7.

8.                        Not applicable.

9.                        Not applicable.

*   Incorporated by reference to Exhibit 25.1 to Amendment No. 2 to registration statement on S-4, Registration Number 333-128217 filed on November 15, 2005.

** Incorporated by reference to Exhibit 25.1 to registration statement on form S-3ASR,  Registration Number 333-199863 filed on November 5, 2014.

*** Incorporated by reference to Exhibit 25.1 to registration statement on form S-3ASR, Registration Number 333-227395 filed on September 18, 2018.

SIGNATURE

Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the Trustee, U.S. BANK NATIONAL ASSOCIATION, a national banking association organized and existing under the laws of the United States of America, has duly caused this statement of eligibility and qualification to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of New York, State of New York on the 4th of October, 2019.

By:	/s/ Beverly A. Freeney
Beverly A. Freeney
Vice President

Exhibit 6

CONSENT

In accordance with Section 321(b) of the Trust Indenture Act of 1939, the undersigned, U.S. BANK NATIONAL ASSOCIATION hereby consents that reports of examination of the undersigned by Federal, State, Territorial or District authorities may be furnished by such authorities to the Securities and Exchange Commission upon its request therefor.

Dated: October 4, 2019

	By:	/s/ Beverly A. Freeney
Beverly A. Freeney
Vice President

Exhibit 7

U.S. Bank National Association

Statement of Financial Condition

As of 6/30/2019

($000’s)

6/30/2019
Assets
Cash and Balances Due From Depository Institutions	$16,768,518
Securities	114,813,521
Federal Funds	3,737,619
Loans & Lease Financing Receivables	291,749,748
Fixed Assets	5,722,368
Intangible Assets	12,794,810
Other Assets	27,551,585
Total Assets	$473,138,169
Liabilities
Deposits	$364,531,324
Fed Funds	1,527,877
Treasury Demand Notes	0
Trading Liabilities	639,668
Other Borrowed Money	37,212,247
Acceptances	0
Subordinated Notes and Debentures	3,800,000
Other Liabilities	15,595,326
Total Liabilities	$423,306,442
Equity
Common and Preferred Stock	18,200
Surplus	14,266,915
Undivided Profits	34,749,861
Minority Interest in Subsidiaries	796,751
Total Equity Capital	$49,831,727

Total Liabilities and Equity Capital	$473,138,169